LYONDELLBASELL INDUSTRIES AF S.C.A.
MID-TERM INCENTIVE PLAN

AWARD AGREEMENT

By letter (the “Grant Letter”), LyondellBasell Industries AF S.C.A., a Luxembourg company (the “Company”), has granted to the recipient of the Grant Letter (the “Participant”) an award under the LyondellBasell Industries AF S.C.A. Mid-Term Incentive Plan (the “Plan”), effective on the date specified in the Grant Letter (“Grant Date”).

This Award is subject to the terms and conditions of the Plan, this Award Agreement, and the Grant Letter.

1.           Relationship to the Plan.

This Award is subject to all of the terms and conditions of the Plan and to such administrative requirements or interpretations as the Plan Administrator, acting in its sole discretion, may adopt.

2.           Definitions.

Except as defined in this Award Agreement, capitalized terms have the meanings ascribed to them in the Plan, and, if not defined therein, the Grant Letter.

“Affiliate” means, with respect to any Person or entity, any other Person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person or entity.  “Control” means the power to direct the management and policies of a Person or entity, affirmatively (by direction) and negatively (by veto), directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Award” means the cash award granted to a Participant pursuant to this Award Agreement.

“Award Agreement” means this agreement which, together with the Plan, sets forth the terms, conditions and limitations applicable to this Award.

“Beneficiary” means (i) the Participant’s designated beneficiary under the Company’s or Affiliate’s group life insurance plan in which the Participant is eligible to participate, (ii) if there is no group life insurance designation, the Participant’s surviving spouse, or (iii) if there is no surviving spouse, the personal representative of the Participant’s estate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a permanent and total disability, as defined in the applicable long-term disability plan or policy of the Company or its Subsidiaries.

“Employment” means employment as an employee of the Company or any of its Subsidiaries or Affiliates.  Neither the Participant’s transfer from employment by the Company to employment by any Subsidiary or Affiliate, the Participant’s transfer from employment by any Subsidiary or Affiliate to Company employment, nor the Participant’s transfer between Subsidiaries and/or Affiliates shall be deemed to be a termination of Participant’s employment.  Moreover, a Participant’s employment shall not be deemed to terminate because the Participant is absent from active employment due to temporary illness, during authorized vacation, during temporary leaves of absence granted by the Company or the employing Subsidiary or Affiliate for professional advancement, education, health or government service, during military leave for any period if the Participant returns to active employment within 90 days after military leave terminates, or during any period required to be treated as a leave of absence by any valid law or agreement.  Termination of employment is governed by the laws of employment of the country in which the Participant is employed.  Notwithstanding anything contained herein to the contrary, no Participant who is a U.S. taxpayer shall be considered to have terminated employment for purposes of the Plan and the Award Agreement unless the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code.

“EBITDA” means the Company’s earnings for a calendar year before interest, taxes depreciation and amortization, as calculated under the formula in Schedule A.

“Financial Measures” means EBITDA and other objective measures of the Company’s financial and operational performance used by the Company to evaluate the Company’s performance over the Performance Cycle.  The Company may use any performance measures as Financial Measures.  The specific performance measures used by the Company are set forth in Schedule A.

“MTI Funding Ratio” means the amount available for Awards determined as set forth on Schedule A.

“Payment Date” means the date when an Award is paid or delivered to the Participant.  The Payment date for any Award shall be no later than March 15 of the calendar year following the end of the Performance Cycle, except than an Award to a non-US eligible employee may be paid as soon as administratively feasible after March 15.

“Performance Cycle” means the period beginning on January 1 of the year in which the Grant Date occurs and ending on December 31 of the third calendar year (including the year of the Grant) after the Grant Date, or such other period as determined by the Company and specified in the Grant Letter.

“Plan Administrator” means the Company or its Delegate (as such term is defined in the Plan).

“Retirement” means the Participant’s voluntary termination of Employment on or after the earliest of (a) age 65, (b) age 55 with 10 years of participation service credited under a qualified defined benefit pension plan that is maintained by the Company, a Subsidiary or an Affiliate and in which the Participant is eligible to participate, or (c) with regard to a Participant whose primary place of employment with the Company, a Subsidiary or an Affiliate is now or has ever been outside the United States, whenever retirement is permitted under applicable law and the Participant is eligible to receive a retirement benefit.  The Plan Administrator shall have the authority, in its sole discretion, to determine the location of the Participant’s primary place of employment and the applicable law.

“Subsidiary” means with respect to any Person, (a) a corporation a majority of the voting Equity Interests of which are at the time, directly or indirectly, owned by such Person; or (b) any other Person (other than a corporation), including, a partnership, limited liability company, business trust or joint venture, in which such Person, at the time thereof, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Target Award Amount” means the amount stated in the Grant Letter.

3.             Conditions Applicable to Awards.

(a)           For each Award, the Grant Letter shall specify the Target Award Amount, the Performance Cycle and the Grant Date.

(b)           The Award shall be forfeited if the Participant is not employed, or has terminated Employment for any reason other than death, Disability or Retirement, before payment of the Award is approved by the Plan Administrator.

(i)           If the Participant’s Employment ends due to death, Disability or Retirement before the Performance Cycle ends, the Participant’s Award will be pro-rated based on the number of days the Participant was an employee during the Performance Cycle. The Participant, or his Beneficiary, will be eligible for the pro-rated amount of the award for that Performance Cycle.

(ii)           If the Participant’s Employment ends due to death, Disability or Retirement after the end of the Performance Cycle but before payment of the Award is approved by the Plan Administrator, the Participant or his Beneficiary will be eligible for the full amount of the Award for that Performance Cycle.

(c)           Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, the Company, in its sole discretion, may permit continued participation, proration or early distribution for Awards that would otherwise be forfeited, unless an individual is a “covered employee” under Section 162(m)(3) of the Code.

4.             Calculation and Payment of Awards.

(a)           Eligible Employee’s Awards will be calculated by multiplying the eligible employee’s Target Award Amount by the MTI Funding Ratio determined at the end of the Performance Cycle.

(b)           The Company will certify the amount of the MTI Funding Ratio within 60 days after the end of the Performance Cycle.

(c)           An Award will be paid in cash on the Payment Date.

5.             Tax Compliance Issues for Participants who are U.S. Taxpayers.

For Participants who are U.S. Taxpayers:

(a)           This Award Agreement shall be interpreted and operated in a manner consistent with Section 409A of the Code, so as to avoid adverse tax consequences in connection with this Award.

(b)           Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Award Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then the amount of “parachute payments” (as defined in Section 280G of the Code) payable or required to be provided to Participant shall be automatically reduced (a “Reduction”) to the minimum extent necessary to avoid imposition of such Excise Tax if, and only if, by reason of the Reduction, the net after-tax benefit shall exceed the net after-tax benefit if the Reduction were not made.  “Net after-tax benefit” for these purposes shall mean the sum of (i) the total amount payable to Participant under this Agreement, plus (ii) all other payments and benefits which Participant receives or is then entitled to receive from the Company, a Subsidiary or an Affiliate that, alone or in combination with the payments and benefits payable under this Agreement, would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the payment under this Award Agreement), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

6.             Tax Compliance Issues for Participants who are not U.S. Taxpayers.

For Participants who are not U.S. taxpayers, Award payments are subject to compliance with the tax laws of the applicable jurisdictions.

7.             Withholding.

The Company has the right to deduct applicable taxes from any Award payment, withhold an appropriate amount of cash for payment of taxes required by law at delivery, or to take other action that, in the Company’s opinion, is necessary to satisfy all tax withholding obligations.

8.              Offsets for Certain Other Incentive Payments.

The Company reserves the right to offset from payment of any Award any amount paid or owed to an eligible employee through an incentive program, scheme, arrangement, or other plan required by law, regulation, custom, contract or agreement, other than payments made under the LyondellBasell Industries AF S.C.A. Long-Term Incentive Plan or the annual short-term incentive program for employees of the Company and its Subsidiaries or Affiliates.

9.             Successors and Assigns.

This Award shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective successors and assigns (including personal representatives, heirs and legatees), but the Participant may not assign any rights or obligations under this Award Agreement except to the extent and in the manner expressly permitted by the Plan.

10.            No Right to Employment or Future Awards.

No provision of this Award Agreement shall confer any right to continued employment with the Company or a Subsidiary or an Affiliate.  Furthermore, no provision of this Award Agreement shall confer any right to any future Awards.

11.            Arbitration of Disagreements.

(a)           For Participants Paid on a U.S. Dollar Payroll:      For Participants paid on a U.S. Dollar payroll, any dispute, controversy or claim arising out of or relating to this Award Agreement shall be settled by final and binding arbitration conducted by the American Arbitration Association (the “AAA”) in the State of Delaware.  The arbitrator shall be selected by mutual agreement of the parties, if possible.  If the parties fail to reach agreement upon appointment of an arbitrator within 30 days after one party receives the other party’s notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels submitted by the AAA.  The selection process to be used is set forth in the rules of the AAA, but if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to appoint an arbitrator but shall continue to submit additional panels until an arbitrator has been selected.  All fees and expenses of the arbitration, including a transcript if requested, will be borne by the parties equally.

(b)           For Participants Paid other than on a U.S. Dollar Payroll:      For Participants paid other than on a U.S. Dollar payroll, any dispute, controversy or claim arising out of or relating to this Award Agreement shall be settled by final and binding arbitration conducted according to the laws of the Grand Duchy of Luxembourg.

12.            Governing Law.

(a)           For Participants Paid on a U.S. Dollar Payroll:       For Participants paid on a U.S. Dollar payroll, this Award Agreement shall be governed by, and construed and enforced according to, the laws of the State of Delaware.

(b)           For Participants Paid other than on a U.S. Dollar Payroll:       For Participants paid other than on a U.S. Dollar payroll, this Award Agreement shall be governed by, and construed and enforced according to, the laws of the Grand Duchy of Luxembourg.

LYONDELLBASELL INDUSTRIES AF S.C.A.
MID-TERM INCENTIVE PLAN

AWARD AGREEMENT

2008-2010 AWARD

SCHEDULE A – MTI FUNDING FOR 2011 PAYOUT

MTI Funding Percentages

The MTI Funding Percentages are determined according to EBITDA performance with threshold funding starting at $3.5B annually over a three-year Performance Cycle as follows:

EBITDA	Below $10.5B	$10.5B	$10.65B	$10.8B	$10.95B	$11.1B	$11.25B	Over $11.25B
MTI Funding Percentage	0%	0.167%	0.200%	0.233%	0.267%	0.300%	0.333%	0.333%

MTI funding percentages shall be interpolated between the values listed in the chart above.

MTI Pool

Budgeted Pool  = Budgeted EBITDA for the Performance Cycle x .333%
= ($5.3B + $4.8B + $4.5B) x .333% = $48.67MM

Actual Pool = Actual EBITDA for the Performance Cycle x MTI Funding Percentage

“Budgeted EBITDA” means the amount of assumed EBITDA budgeted for the Performance Cycle to calculate individual Target Award Amounts.

MTI Funding Ratios

MTI Funding Ratios for each Performance Cycle shall be determined according to the following formula:

Funding Ratio = Actual Pool
Budgeted Pool

Award Calculation

The actual Award for each Performance Cycle shall be determined according to the following formula:

Award = Funding Ratio for the Performance Cycle x Target Award Amount

EBITDA

EBITDA is an abbreviation for "Earnings Before Interest, Taxes, Depreciation and Amortization." It is calculated by taking all profits, operating and non-operating, before deducting interest, income taxes, depreciation, amortization, and asset impairment, but including cash dividends received from Associates. The intent of EBITDA is to analyze a company's operating profitability before such non-operating expenses as interest and taxes and non-cash charges (depreciation and amortization and asset impairment). It also represents a measure of the Company’s success in operating the existing assets for the Plan year.

EBITDA is calculated as follows:

Net Income
Add	Total Interest Expense and Accounts Receivable Securitization Interest and Fees
Deduct	Total Interest Income
Add	Provision For Taxes
Add	Depreciation-Total
Add	Amortization-Total
Add	Asset Impairment
Add	Other non-cash unusual items including inventory fair value revaluation step up impacts due to an acquisition
Add	Cash dividends received from Associates

The target EBITDA for MTI purposes is set at the beginning of the effective performance cycle and typically represents as a target the EBITDA forecast of the current year LRP (long range plan).

If extraordinary events occur during the calendar year which alters the basis upon which the EBITDA is calculated, the effect of these events, with the Company’s approval, may be removed from or added to EBITDA.  Events warranting this action may include, but are not limited to, major acquisitions, divestitures, or recapitalization.

LYONDELLBASELL INDUSTRIES AF S.C.A.
MID-TERM INCENTIVE PLAN

AWARD AGREEMENT

2008-2009 AWARD

SCHEDULE A-1 – MTI FUNDING FOR 2009 PAYOUT

MTI Funding Percentages

The MTI Funding Percentages are determined according to EBITDA performance with threshold funding starting at $3.5B for the one-year Performance Cycle as follows:

EBITDA	Below $3.5B	$3.5B	$3.55B	$3.6B	$3.65B	$3.7B	$3.75B	Over $3.75B
MTI Funding Percentage	0%	0.167%	0.200%	0.233%	0.267%	0.300%	0.333%	0.333%

MTI funding percentages shall be interpolated between the values listed in the chart above.

MTI Pool

Budgeted Pool = ((2008 Budgeted EBITDA x 2) + 2009 Budgeted EBITDA) x MTI Funding Percentage
                           = ($5.3B + $5.3B + $4.8B) x .333% = $51.33MM

Actual Pool = Actual EBITDA for 2008 x MTI Funding Percentage (from above chart)

“Budgeted EBITDA” means the amount of assumed EBITDA budgeted for the one-year Performance Cycle to calculate individual Target Award Amounts.

MTI Funding Ratios

MTI Funding Ratios for each Performance Cycle shall be determined according to the following formula:

Funding Ratio = Actual Pool
   Budgeted Pool

Award Calculation

The actual Award for each Performance Cycle shall be determined according to the following formula:

Award   = Funding Ratio for the Performance Cycle x Target Award Amount

LYONDELLBASELL INDUSTRIES AF S.C.A.
MID-TERM INCENTIVE PLAN

AWARD AGREEMENT

2008-2009 AWARD

SCHEDULE A-2 – 2010 PAYOUT

MTI Funding Percentages

The MTI Funding Percentages are determined according to EBITDA performance with threshold funding starting at $3.5B annually over a three-year Performance Cycle as follows:

EBITDA	Below $10.5B	$10.5B	$10.65B	$10.8B	$10.95B	$11.1B	$11.25B	Over $11.25B
MTI Funding Percentage	0%	0.167%	0.200%	0.233%	0.267%	0.300%	0.333%	0.333%

MTI funding percentages shall be interpolated between the values listed in the chart above.

MTI Pool

Budgeted Pool = ((2008 Budgeted EBITDA x 2) + 2009 Budgeted EBITDA) x MTI Funding Percentage
                           = ($5.3B + $5.3B + $4.8B) x .333% = $51.33MM

Actual Pool = ((2008 Actual EBITDA x 2) + 2009 Actual EBITDA) x MTI Funding Percentage

“Budgeted EBITDA” means the amount of assumed EBITDA budgeted for the Performance Cycle to calculate individual Target Award Amounts.

MTI Funding Ratios

MTI Funding Ratios for each Performance Cycle shall be determined according to the following formula:

Funding Ratio = Actual Pool
   Budgeted Pool

Award Calculation

The actual Award for each Performance Cycle shall be determined according to the following formula:

Award = (Funding Ratio for the Performance Cycle x Target Award Amount) Less 2009 Payout